The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2025

Citigroup Global Markets Holdings Inc.	February-----, 2025 Medium-Term Senior Notes, Series N Pricing Supplement No. 2025-USNCH25872 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01

Market-Linked Notes Based on an Equally Weighted Basket of Fifteen Underlyings Due February 23, 2027

▪	The notes offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the notes do not pay interest and do not guarantee the full repayment of principal at maturity. Instead, the notes offer the potential for a positive return at maturity based on the performance of a basket (the “basket”) consisting of the underlyings specified below.
▪	If the basket appreciates from the initial basket value to the final basket value, you will receive a positive return at maturity equal to that appreciation, subject to the maximum return at maturity specified below. However, if the basket depreciates, you will incur a loss at maturity equal to that depreciation, subject to a maximum loss of 5% of the stated principal amount. Even if the basket appreciates from the initial basket value to the final basket value so that you do receive a positive return at maturity, subject to the maximum return at maturity specified below, there is no assurance that your total return at maturity on the notes will compensate you for the effects of inflation or be as great as the yield you could have achieved on a conventional debt security of ours of comparable maturity. In exchange for the capped loss potential if the basket depreciates, investors in the notes must be willing to forgo (i) any return on the notes in excess of the maximum return at maturity and (ii) any dividends with respect to the underlyings. If the basket does not appreciate from the strike date to the valuation date, you will not receive any return on your investment in the notes, and you may lose up to 5% of your investment.
▪	In order to obtain the modified exposure to the basket that the notes provide, investors must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the notes if we and Citigroup Inc. default on our obligations. All payments on the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.
KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc.
Basket:	Underlying	Weighting	Initial Underlying Value*
	Amazon.com, Inc.	1/15	$228.93
	Apple Inc.	1/15	$236.87
	Bank of America Corporation	1/15	$46.21
	The Goldman Sachs Group, Inc.	1/15	$649.00
	The Home Depot, Inc.	1/15	$407.14
	JPMorgan Chase & Co.	1/15	$275.45
	Marriott International, Inc.	1/15	$290.45
	McDonald's Corporation	1/15	$307.60
	Microsoft Corporation	1/15	$409.04
	Morgan Stanley	1/15	$137.11
	NIKE, Inc.	1/15	$72.26
	NVIDIA Corporation	1/15	$131.14
	Starbucks Corporation	1/15	$113.04
	Tesla, Inc.	1/15	$336.51
	Wells Fargo & Company	1/15	$79.25
* For each underlying, its closing value on the strike date
Stated principal amount:	$1,000 per note
Strike date:	February 12, 2025
Pricing date:	February 13, 2025
Issue date:	February 21, 2025
Valuation date:	February 16, 2027, subject to postponement if such date is not a scheduled trading day or certain market disruption events occur
Maturity date:	February 23, 2027
Payment at maturity:

For each $1,000 stated principal amount note you hold at maturity, you will receive an amount in cash determined as follows:

•

If the final basket value is greater than the initial basket value:

$1,000 + ($1,000 × basket return), subject to the maximum return at maturity

•

If the final basket value is less than or equal to the initial basket value:

$1,000 + ($1,000 × basket return), subject to the minimum payment at maturity

If the final basket value depreciates from the initial basket value, you will be exposed to the first 5% of that depreciation and your payment at maturity will be less than the stated principal amount per note. You should not invest in the notes unless you are willing and able to bear the risk of losing up to $50 per note.

Basket return:	(i) The final basket value minus the initial basket value, divided by (ii) the initial basket value
Initial basket value:	100
Final basket value:	100 × (1 + the sum of the weighted underlying returns of the underlyings)
Maximum return at maturity:	$200.00 per note (20.00% of the stated principal amount). The payment at maturity per note will not exceed the stated principal amount plus the maximum return at maturity.
Minimum payment at maturity:	$950.00 per note (95.00% of the stated principal amount)
Weighted underlying return:	For each underlying, its underlying return multiplied by its weighting
Underlying return:	For each underlying: (final underlying value – initial underlying value) / initial underlying value
Final underlying value:	For each underlying, its closing value on the valuation date.
Listing:	The notes will not be listed on any securities exchange
CUSIP / ISIN:	17333HUX0 / US17333HUX06
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per note:	$1,000.00	$14.00	$986.00
Total:	$	$	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the notes on the pricing date will be at least $912.50 per note, which will be less than the issue price. The estimated value of the notes is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the notes from you at any time after issuance. See “Valuation of the Notes” in this pricing supplement.

(2) For more information on the distribution of the notes, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the notes declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the notes involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-7.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:

Product Supplement No. EA-02-10 dated March 7, 2023	Prospectus Supplement and Prospectus each dated March 7, 2023

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

Additional Information

General. The terms of the notes are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement.  The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement.  For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the notes upon the occurrence of market disruption events and other specified events with respect to each underlying. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the notes.  Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of (i) Marriott International, Inc. are its shares of Class A common stock, (ii) NIKE, Inc. are its shares of Class B common stock and (iii) each other underlying are their respective shares of common stock. Please see the accompanying product supplement for more information.

PS-2

Citigroup Global Markets Holdings Inc.

Payout Diagram

The diagram below illustrates your payment at maturity for a range of hypothetical basket returns.

Investors in the notes will not receive any dividends with respect to the underlyings. The diagram and examples below do not show any effect of lost dividend yield over the term of the notes. See “Summary Risk Factors—You will not receive dividends or have any other rights with respect to the underlyings” below.

Market-Linked Notes Payment at Maturity Diagram

The Basket
The Notes
$2,000.00
$1,800.00
$1,600.00
$1,400.00
$1,200.00
$1,000.00
$950.00
$800.00
$600.00
$400.00
$200.00
$0.00
Payment at Maturity per Note
$1,200.00
($1,000 stated principal
amount *plus* maximum return
at maturity)
$1,000 stated
principal amount
$950.00 minimum
payment at maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Basket Return

■ The Notes ■ The Basket

The examples below are based on a hypothetical initial underlying value of $100 for each underlying and do not reflect the actual initial underlying values of the underlyings. For the actual initial underlying value for each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the notes work.  However, you should understand that the actual payment at maturity on the notes will be calculated based on the actual initial underlying value of each underlying and the actual final basket value and not the hypothetical values. For ease of analysis, figures below have been rounded.

PS-3

Citigroup Global Markets Holdings Inc.

Example 1—Upside Scenario A. The hypothetical final basket value is 105.00, resulting in a 5.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Amazon.com, Inc.	$115.00	15.00%	1/15	1.00%
Apple Inc.	$100.00	0.00%	1/15	0.00%
Bank of America Corporation	$90.00	-10.00%	1/15	-0.67%
The Goldman Sachs Group, Inc.	$105.00	5.00%	1/15	0.33%
The Home Depot, Inc.	$120.00	20.00%	1/15	1.33%
JPMorgan Chase & Co.	$115.00	15.00%	1/15	1.00%
Marriott International, Inc.	$100.00	0.00%	1/15	0.00%
McDonald's Corporation	$105.00	5.00%	1/15	0.33%
Microsoft Corporation	$115.00	15.00%	1/15	1.00%
Morgan Stanley	$110.00	10.00%	1/15	0.67%
NIKE, Inc.	$70.00	-30.00%	1/15	-2.00%
NVIDIA Corporation	$110.00	10.00%	1/15	0.67%
Starbucks Corporation	$115.00	15.00%	1/15	1.00%
Tesla, Inc.	$115.00	15.00%	1/15	1.00%
Wells Fargo & Company.	$90.00	-10.00%	1/15	-0.67%
Sum of the hypothetical weighted underlying returns:				5.00%
Hypothetical Final Basket Value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings) = 100 × (1 + 5.00%) = 105.00

Payment at maturity per note = $1,000 + ($1,000 × basket return), subject to the maximum return at maturity of $200.00 per note

= $1,000 + ($1,000 × 5.00%), subject to the maximum return at maturity of $200.00 per note

= $1,000 + $50.00, subject to the maximum return at maturity of $200.00 per note

= $1,050.00

In this scenario, because the basket has appreciated from the initial basket value to the final basket value and the basket return does not exceed the maximum return at maturity, your total return at maturity would be 5.00%.

Example 2—Upside Scenario B. The hypothetical final basket value is 170.00, resulting in a 70.00% basket return. In this example, the final basket value is greater than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Amazon.com, Inc.	$100.00	0.00%	1/15	0.00%
Apple Inc.	$250.00	150.00%	1/15	10.00%
Bank of America Corporation	$250.00	150.00%	1/15	10.00%
The Goldman Sachs Group, Inc.	$100.00	0.00%	1/15	0.00%
The Home Depot, Inc.	$100.00	0.00%	1/15	0.00%
JPMorgan Chase & Co.	$100.00	0.00%	1/15	0.00%
Marriott International, Inc.	$100.00	0.00%	1/15	0.00%
McDonald's Corporation	$100.00	0.00%	1/15	0.00%
Microsoft Corporation	$250.00	150.00%	1/15	10.00%
Morgan Stanley	$250.00	150.00%	1/15	10.00%
NIKE, Inc.	$250.00	150.00%	1/15	10.00%
NVIDIA Corporation	$400.00	300.00%	1/15	20.00%
Starbucks Corporation	$100.00	0.00%	1/15	0.00%
Tesla, Inc.	$100.00	0.00%	1/15	0.00%
Wells Fargo & Company.	$100.00	0.00%	1/15	0.00%
Sum of the hypothetical weighted underlying returns:				70.00%
Hypothetical Final Basket Value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings) = 100 × (1 + 70.00%) = 170.00

Payment at maturity per note = $1,000 + ($1,000 × basket return), subject to the maximum return at maturity of $200.00 per note

PS-4

Citigroup Global Markets Holdings Inc.

= $1,000 + ($1,000 × 70.00%), subject to the maximum return at maturity of $200.00 per note

= $1,000 + $700.00, subject to the maximum return at maturity of $200.00 per note

= $1,200.00

In this scenario, the basket has appreciated from the initial basket value to the final basket value, but the basket return exceeds the maximum return at maturity. As a result, your total return at maturity in this scenario would be limited to the maximum return at maturity, and an investment in the notes would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

Example 3—Downside Scenario A. The hypothetical final basket value is 96.00, resulting in a -4.00% basket return. In this example, the final basket value is less than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Amazon.com, Inc.	$85.00	-15.00%	1/15	-1.00%
Apple Inc.	$70.00	-30.00%	1/15	-2.00%
Bank of America Corporation	$85.00	-15.00%	1/15	-1.00%
The Goldman Sachs Group, Inc.	$115.00	15.00%	1/15	1.00%
The Home Depot, Inc.	$115.00	15.00%	1/15	1.00%
JPMorgan Chase & Co.	$115.00	15.00%	1/15	1.00%
Marriott International, Inc.	$100.00	0.00%	1/15	0.00%
McDonald's Corporation	$70.00	-30.00%	1/15	-2.00%
Microsoft Corporation	$85.00	-15.00%	1/15	-1.00%
Morgan Stanley	$100.00	0.00%	1/15	0.00%
NIKE, Inc.	$70.00	-30.00%	1/15	-2.00%
NVIDIA Corporation	$115.00	15.00%	1/15	1.00%
Starbucks Corporation	$115.00	15.00%	1/15	1.00%
Tesla, Inc.	$100.00	0.00%	1/15	0.00%
Wells Fargo & Company.	$100.00	0.00%	1/15	0.00%
Sum of the hypothetical weighted underlying returns:				-4.00%
Hypothetical Final Basket Value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings) = 100 × (1 + - 4.00%) = 96.00

Payment at maturity per note = $1,000 + ($1,000 × basket return), subject to the minimum payment at maturity of $950.00 per note

= $1,000 + ($1,000 × -4.00%), subject to the minimum payment at maturity of $950.00 per note

= $1,000 + -$40.00, subject to the minimum payment at maturity of $950.00 per note

= $960.00

In this scenario, because the basket depreciated from the initial basket value to the final basket value, but not by more than 5.00%, your payment at maturity would reflect 1-to-1 exposure to the negative performance of the basket and you would incur a loss at maturity of 4.00%.

Example 4—Downside Scenario B. The hypothetical final basket value is 80.00, resulting in a -20.00% basket return. In this example, the final basket value is less than the initial basket value.

Underlying	Hypothetical Final Underlying Value	Hypothetical Underlying Return	Weighting	Hypothetical Weighted Underlying Return
Amazon.com, Inc.	$25.00	-75.00%	1/15	-5.00%
Apple Inc.	$70.00	-30.00%	1/15	-2.00%
Bank of America Corporation	$85.00	-15.00%	1/15	-1.00%
The Goldman Sachs Group, Inc.	$25.00	-75.00%	1/15	-5.00%
The Home Depot, Inc.	$25.00	-75.00%	1/15	-5.00%
JPMorgan Chase & Co.	$25.00	-75.00%	1/15	-5.00%
Marriott International, Inc.	$400.00	300.00%	1/15	20.00%
McDonald's Corporation	$70.00	-30.00%	1/15	-2.00%
Microsoft Corporation	$85.00	-15.00%	1/15	-1.00%
Morgan Stanley	$25.00	-75.00%	1/15	-5.00%
NIKE, Inc.	$100.00	0.00%	1/15	0.00%
NVIDIA Corporation	$70.00	-30.00%	1/15	-2.00%
Starbucks Corporation	$100.00	0.00%	1/15	0.00%
Tesla, Inc.	$70.00	-30.00%	1/15	-2.00%
PS-5

Citigroup Global Markets Holdings Inc.

Wells Fargo & Company.	$25.00	-75.00%	1/15	-5.00%
Sum of the hypothetical weighted underlying returns:				-20.00%
Hypothetical Final Basket Value:		100 × (1 + the sum of the hypothetical weighted underlying returns of the underlyings) = 100 × (1 + - 20.00%) = 80.00

Payment at maturity per note = $1,000 + ($1,000 × basket return), subject to the minimum payment at maturity of $950.00 per note

= $1,000 + ($1,000 × -20.00%), subject to the minimum payment at maturity of $950.00 per note

= $1,000 + -$200.00, subject to the minimum payment at maturity of $950.00 per note

= $800.00, subject to the minimum payment at maturity of $950.00 per note

= $950.00

In this scenario, because the basket depreciated from the initial basket value to the final basket value by more than 5.00%, you would incur a loss at maturity equal to the maximum loss of 5.00%. In this scenario, even though Marriott International, Inc appreciated, that appreciation is more than offset by the depreciation of the other underlyings.

PS-6

Citigroup Global Markets Holdings Inc.

Summary Risk Factors

An investment in the notes is significantly riskier than an investment in conventional debt securities. The notes are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the notes, and are also subject to risks associated with the underlyings.  Accordingly, the notes are suitable only for investors who are capable of understanding the complexities and risks of the notes. You should consult your own financial, tax and legal advisors as to the risks of an investment in the notes and the suitability of the notes in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the notes.  You should read this summary together with the more detailed description of risks relating to an investment in the notes contained in the section “Risk Factors Relating to the Notes” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may not receive any return on your investment in the notes and may only receive the minimum payment at maturity. You will receive a positive return on your investment in the notes only if the basket appreciates from the initial basket value to the final basket value. If the final basket value is less than the initial basket value, you will lose 1% of the stated principal amount of the notes for every 1% by which the final basket value is less than the initial basket value, subject to a maximum loss of 5% of your investment. As the notes do not pay any interest, even if the basket appreciates from the initial basket value to the final basket value, there is no assurance that your total return at maturity on the notes will be as great as could have been achieved on conventional debt securities of ours of comparable maturity.

▪	The initial underlying values, set on the strike date, may be higher than the closing values of the underlyings on the pricing date. If the closing values of the underlyings on the pricing date are less than the initial underlying values set on the strike date, the terms of the notes may be less favorable to you than the terms of an alternative investment that may be available to you that offers a similar payout as the notes but with the initial underlying values set on the pricing date.

▪	Your potential return on the notes is limited. Your potential total return on the notes at maturity is limited to the maximum return at maturity, even if the basket appreciates by significantly more than the maximum return at maturity. If the basket appreciates by more than the maximum return at maturity, the notes will underperform an alternative investment providing 1-to-1 exposure to the performance of the basket. As a result, the return on an investment in the notes may be less than a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the basket without a maximum return.

▪	The notes do not pay interest. Unlike conventional debt securities, the notes do not pay interest or any other amounts prior to maturity. You should not invest in the notes if you seek current income during the term of the notes.

▪	You will not receive dividends or have any other rights with respect to the underlyings. You will not receive any dividends with respect to the underlyings. This lost dividend yield may be significant over the term of the notes. The payment scenarios described in this pricing supplement do not show any effect of such lost dividend yield over the term of the notes. In addition, you will not have voting rights or any other rights with respect to the underlyings.

▪	The notes are designed for investors who seek exposure to the underlyings but who are willing to forgo any dividends on the underlyings and any return in excess of the maximum return at maturity in exchange for the capped loss potential if the basket depreciates. You should understand that, for purposes of measuring the performance of the underlyings, the levels used will not reflect the receipt or reinvestment of dividends on the underlyings or their underlying securities. Dividend yields on the underlyings would be expected to represent a significant portion of the overall return on a direct investment in the underlyings, but will not be reflected in the performance of the underlyings as measured for purposes of the notes (except to the extent that dividends reduce the levels of the underlyings).

In addition, in no event will the return on the notes exceed the maximum return at maturity.

For these reasons, your return on the notes may be significantly less than the return that could be achieved on a direct investment in the underlyings.  This is an important trade-off that investors in the notes must be willing to make in exchange for the capped loss potential if the basket declines.

▪	Although the notes limit your loss to the minimum payment at maturity, you may nevertheless suffer additional losses on your investment in real value terms if the basket declines or does not appreciate sufficiently from the initial basket value to the final basket value. This is because inflation may cause the real value of the stated principal amount to be less at maturity than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive real return. This potential loss in real value terms is significant given the 2-year term of the notes. You should carefully consider whether an investment that may not provide for any return on your investment, or may provide a return that is lower than the return on alternative investments, is appropriate for you.

▪	Your payment at maturity depends on the closing value of the basket on a single day. Because your payment at maturity depends on the closing value of the basket solely on the valuation date, you are subject to the risk that the closing value of the basket on that day may be higher, and possibly significantly higher, than on one or more other dates during the term of the notes. If you had invested in another instrument linked to the basket, or the underlyings, that you could sell for full value at a time selected

PS-7

Citigroup Global Markets Holdings Inc.

by you, or if the payment at maturity were based on an average of closing values of the basket, you might have achieved better returns.

▪	The notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the notes and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the notes.

▪	The notes will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. CGMI currently intends to make a secondary market in relation to the notes and to provide an indicative bid price for the notes on a daily basis. Any indicative bid price for the notes provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the notes can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the notes because it is likely that CGMI will be the only broker-dealer that is willing to buy your notes prior to maturity. Accordingly, an investor must be prepared to hold the notes until maturity.

▪	The estimated value of the notes on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the notes that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the notes, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the notes and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the notes. These costs adversely affect the economic terms of the notes because, if they were lower, the economic terms of the notes would be more favorable to you. The economic terms of the notes are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the notes. See “The estimated value of the notes would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the notes was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the closing value of the underlyings, the correlation among the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the notes. Moreover, the estimated value of the notes set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the notes for other purposes, including for accounting purposes. You should not invest in the notes because of the estimated value of the notes. Instead, you should be willing to hold the notes to maturity irrespective of the initial estimated value.

▪	The estimated value of the notes would be lower if it were calculated based on our secondary market rate. The estimated value of the notes included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the notes. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the notes for purposes of any purchases of the notes from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the notes, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that we will pay to investors in the notes, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the notes, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the notes prior to maturity.

▪	The estimated value of the notes is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the notes from you in the secondary market. Any such secondary market price will fluctuate over the term of the notes based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the notes determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the notes than if our internal funding rate were used. In addition, any secondary market price for the notes will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the notes to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the notes will be less than the issue price.

▪	The value of the notes prior to maturity will fluctuate based on many unpredictable factors. The value of your notes prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many

PS-8

Citigroup Global Markets Holdings Inc.

unpredictable factors” in the accompanying product supplement.  Changes in the closing values of the underlyings may not result in a comparable change in the value of your notes.  You should understand that the value of your notes at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Notes” in this pricing supplement.

▪	Changes in the closing values of the underlyings may offset each other. The performances of the underlyings may not be correlated with each other. If some of the underlyings appreciate, others may not appreciate as much or may even depreciate. In such event, the appreciation of some of the underlyings may be moderated, wholly offset or more than offset by lesser appreciation or by depreciation in the value of the other underlyings.

▪	The underlyings may be highly correlated in decline. The performances of the underlyings may become highly correlated during periods of declining prices. This may occur because of events that have broad effects on markets generally or on the underlyings specifically. If the underlyings become correlated in decline, the depreciation of some underlyings will not be offset by the performance of the other underlyings and, in fact, each underlying may contribute to an overall decline from the initial basket value to the final basket value.

▪	An investment in the notes is not a diversified investment. The fact that the notes are linked to a basket does not mean that the notes represent a diversified investment. First, although the basket components differ in important respects, many of them represent similar or related industries. Second, the notes are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. No amount of diversification that may be represented by the basket will offset the risk that we and Citigroup Inc. may default on our obligations.

▪	Our offering of the notes does not constitute a recommendation of the basket or the underlyings. The fact that we are offering the notes does not mean that we believe that investing in an instrument linked to the basket or any of the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the levels of the underlyings in a way that has a negative impact on your interests as a holder of the notes.

▪	The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the notes through CGMI or other of our affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the notes. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the notes. They could also result in substantial returns for us or our affiliates while the value of the notes declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the notes. They could also result in substantial returns for us or our affiliates while the value of the notes declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the notes. If certain events occur, such as market disruption events, corporate events with respect to any underlier that may require a dilution adjustment or the delisting of such underlier, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the notes. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the notes.

▪	Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the notes for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the notes for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the notes, holders of the notes will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The notes will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the notes may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

PS-9

Citigroup Global Markets Holdings Inc.

▪	The notes may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

▪	If the underlying shares of an underlying are delisted, we may call the notes prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Delisting of an Underlying Company” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the notes.

▪	You will have no rights with respect to an underlying. If any change to the underlying shares of an underlying is proposed, such as an amendment to an underlying’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market value of the underlying shares of that underlying.

PS-10

Citigroup Global Markets Holdings Inc.

Hypothetical Historical Information About the Basket

Because the basket exists solely for purposes of the notes, historical information on the performance of the basket does not exist for dates prior to the strike date for these notes. The graph below sets forth the hypothetical historical daily closing values of the basket for the period from January 2, 2015 to February 12, 2025, assuming that the basket was created on January 2, 2015 with the same underlyings and weightings in the basket and with a value of 100 on that date. The hypothetical performance of the basket is based on the actual closing values of the underlyings on the applicable dates.  We obtained these closing values from Bloomberg L.P., without independent verification.  Any historical trend in the value of the basket during the period shown below is not an indication of the performance of the basket during the term of the notes.

Hypothetical Historical Basket Performance January 2, 2015 to February 12, 2025

PS-11

Citigroup Global Markets Holdings Inc.

Information About Amazon.com, Inc.

Amazon.com, Inc. is an online retailer that offers a wide range of products. The company’s products include books, music, computers, electronics and numerous other products. Amazon.com, Inc. offers personalized shopping services, Web-based credit card payment, and direct shipping to customers. Amazon.com, Inc. also operates a cloud platform offering services globally. The underlying shares of Amazon.com, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 000-22513 through the SEC’s website at http://www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Amazon.com, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AMZN.”

We have derived all information regarding Amazon.com, Inc. from publicly available information and have not independently verified any information regarding Amazon.com, Inc. This pricing supplement relates only to the notes and not to Amazon.com, Inc. We make no representation as to the performance of Amazon.com, Inc. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Amazon.com, Inc. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Amazon.com, Inc. on February 12, 2025 was $228.93.

The graph below shows the closing value of Amazon.com, Inc. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Amazon.com, Inc. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-12

Citigroup Global Markets Holdings Inc.

Information About Apple Inc.

Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. The underlying shares of Apple Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36743 through the SEC’s website at http://www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Apple Inc. trade on the Nasdaq Global Select Market under the ticker symbol “AAPL.”

We have derived all information regarding Apple Inc. from publicly available information and have not independently verified any information regarding Apple Inc. This pricing supplement relates only to the notes and not to Apple Inc. We make no representation as to the performance of Apple Inc. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Apple Inc. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Apple Inc. on February 12, 2025 was $236.87.

The graph below shows the closing value of Apple Inc. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Apple Inc. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-13

Citigroup Global Markets Holdings Inc.

Information About Bank of America Corporation

Bank of America Corporation is a financial institution serving individual consumers, small- and middle-market businesses, institutional investors, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. The underlying shares of Bank of America Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-06523 through the SEC’s website at http://www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Bank of America Corporation trade on the New York Stock Exchange under the ticker symbol “BAC.”

We have derived all information regarding Bank of America Corporation from publicly available information and have not independently verified any information regarding Bank of America Corporation. This pricing supplement relates only to the notes and not to Bank of America Corporation. We make no representation as to the performance of Bank of America Corporation over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Bank of America Corporation is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Bank of America Corporation on February 12, 2025 was $46.21.

The graph below shows the closing value of Bank of America Corporation for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Bank of America Corporation – Historical Closing Values January 2, 2015 to February 12, 2025

PS-14

Citigroup Global Markets Holdings Inc.

Information About The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc., a bank holding company, is a global investment banking and securities firm specializing in investment banking, trading and principal investments, asset management and securities services. The company provides services to corporations, financial institutions, governments and high-net worth individuals. The underlying shares of The Goldman Sachs Group, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by The Goldman Sachs Group, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-14965 through the SEC’s website at http://www.sec.gov. In addition, information regarding The Goldman Sachs Group, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of The Goldman Sachs Group, Inc. trade on the New York Stock Exchange under the ticker symbol “GS.”

We have derived all information regarding The Goldman Sachs Group, Inc. from publicly available information and have not independently verified any information regarding The Goldman Sachs Group, Inc. This pricing supplement relates only to the notes and not to The Goldman Sachs Group, Inc. We make no representation as to the performance of The Goldman Sachs Group, Inc. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Goldman Sachs Group, Inc. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of The Goldman Sachs Group, Inc. on February 12, 2025 was $649.00.

The graph below shows the closing value of The Goldman Sachs Group, Inc. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

The Goldman Sachs Group, Inc. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-15

Citigroup Global Markets Holdings Inc.

Information About The Home Depot, Inc.

The Home Depot, Inc. is a home improvement retailer that sells building materials and home improvement products. The company sells a wide assortment of building materials, home improvement and lawn and garden products, and provides a number of services. The Home Depot, Inc. operates throughout the United States, Canada, and Mexico. The underlying shares of The Home Depot, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by The Home Depot, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-08207 through the SEC’s website at http://www.sec.gov. In addition, information regarding The Home Depot, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of The Home Depot, Inc. trade on the New York Stock Exchange under the ticker symbol “HD.”

We have derived all information regarding The Home Depot, Inc. from publicly available information and have not independently verified any information regarding The Home Depot, Inc. This pricing supplement relates only to the notes and not to The Home Depot, Inc. We make no representation as to the performance of The Home Depot, Inc. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The Home Depot, Inc. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of The Home Depot, Inc. on February 12, 2025 was $407.14.

The graph below shows the closing value of The Home Depot, Inc. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

The Home Depot, Inc. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-16

Citigroup Global Markets Holdings Inc.

Information About JPMorgan Chase & Co.

JPMorgan Chase & Co. provides global financial services and retail banking. The company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. JPMorgan Chase & Co. serves business enterprises, institutions, and individuals. The underlying shares of JPMorgan Chase & Co. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by JPMorgan Chase & Co. pursuant to the Exchange Act can be located by reference to the SEC file number 001-05805 through the SEC’s website at http://www.sec.gov. In addition, information regarding JPMorgan Chase & Co. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of JPMorgan Chase & Co. trade on the New York Stock Exchange under the ticker symbol “JPM.”

We have derived all information regarding JPMorgan Chase & Co. from publicly available information and have not independently verified any information regarding JPMorgan Chase & Co. This pricing supplement relates only to the notes and not to JPMorgan Chase & Co. We make no representation as to the performance of JPMorgan Chase & Co. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. JPMorgan Chase & Co. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of JPMorgan Chase & Co. on February 12, 2025 was $275.45.

The graph below shows the closing value of JPMorgan Chase & Co. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

JPMorgan Chase & Co. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-17

Citigroup Global Markets Holdings Inc.

Information About Marriott International, Inc.

Marriott International, Inc. is an operator, franchisor and licensor of hotel, residential, timeshare and other lodging properties worldwide. The underlying shares of Marriott International, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Marriott International, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-13881 through the SEC’s website at http://www.sec.gov. In addition, information regarding Marriott International, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Marriott International, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “MAR.”

We have derived all information regarding Marriott International, Inc. from publicly available information and have not independently verified any information regarding Marriott International, Inc. This pricing supplement relates only to the notes and not to Marriott International, Inc. We make no representation as to the performance of Marriott International, Inc. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Marriott International, Inc. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Marriott International, Inc. on February 12, 2025 was $290.45.

The graph below shows the closing value of Marriott International, Inc. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Marriott International, Inc. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-18

Citigroup Global Markets Holdings Inc.

Information About McDonald's Corporation

McDonald's Corporation franchises and operates fast-food restaurants in the global restaurant industry. The company's restaurants serve a variety of value-priced menu products in countries around the world. The underlying shares of McDonald's Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by McDonald's Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 001-05231 through the SEC’s website at http://www.sec.gov. In addition, information regarding McDonald's Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of McDonald's Corporation trade on the New York Stock Exchange under the ticker symbol “MCD.”

We have derived all information regarding McDonald's Corporation from publicly available information and have not independently verified any information regarding McDonald's Corporation. This pricing supplement relates only to the notes and not to McDonald's Corporation. We make no representation as to the performance of McDonald's Corporation over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. McDonald's Corporation is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of McDonald's Corporation on February 12, 2025 was $307.60.

The graph below shows the closing value of McDonald's Corporation for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

McDonald's Corporation – Historical Closing Values January 2, 2015 to February 12, 2025

PS-19

Citigroup Global Markets Holdings Inc.

Information About Microsoft Corporation

Microsoft Corporation develops, manufactures, licenses, sells, and supports software products. The company offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. Microsoft Corporation also develops video game consoles and digital music entertainment devices. The underlying shares of Microsoft Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Microsoft Corporation pursuant to the Exchange Act can be located by reference to SEC file number 001-37845 through the SEC’s website at http://www.sec.gov. In addition, information regarding Microsoft Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Microsoft Corporation trade on the Nasdaq Global Select Market under the ticker symbol “MSFT.”

We have derived all information regarding Microsoft Corporation from publicly available information and have not independently verified any information regarding Microsoft Corporation. This pricing supplement relates only to the notes and not to Microsoft Corporation. We make no representation as to the performance of Microsoft Corporation over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Microsoft Corporation is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Microsoft Corporation on February 12, 2025 was $409.04.

The graph below shows the closing value of Microsoft Corporation for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Microsoft Corporation – Historical Closing Values January 2, 2015 to February 12, 2025

PS-20

Citigroup Global Markets Holdings Inc.

Information About Morgan Stanley

Morgan Stanley is a global financial services firm that, through its subsidiaries and affiliates, advises, and originates, trades, manages and distributes capital for, governments, institutions and individuals. The underlying shares of Morgan Stanley are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Morgan Stanley pursuant to the Exchange Act can be located by reference to the SEC file number 001-11758 through the SEC’s website at http://www.sec.gov. In addition, information regarding Morgan Stanley may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Morgan Stanley trade on the New York Stock Exchange under the ticker symbol “MS.”

We have derived all information regarding Morgan Stanley from publicly available information and have not independently verified any information regarding Morgan Stanley. This pricing supplement relates only to the notes and not to Morgan Stanley. We make no representation as to the performance of Morgan Stanley over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Morgan Stanley is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Morgan Stanley on February 12, 2025 was $137.11.

The graph below shows the closing value of Morgan Stanley for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Morgan Stanley – Historical Closing Values January 2, 2015 to February 12, 2025

PS-21

Citigroup Global Markets Holdings Inc.

Information About NIKE, Inc.

NIKE, Inc. designs, develops, markets and sells athletic footwear, apparel, equipment, accessories and services. The underlying shares of NIKE, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by NIKE, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-10635 through the SEC’s website at http://www.sec.gov. In addition, information regarding NIKE, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of NIKE, Inc. trade on the New York Stock Exchange under the ticker symbol “NKE.”

We have derived all information regarding NIKE, Inc. from publicly available information and have not independently verified any information regarding NIKE, Inc. This pricing supplement relates only to the notes and not to NIKE, Inc. We make no representation as to the performance of NIKE, Inc. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. NIKE, Inc. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of NIKE, Inc. on February 12, 2025 was $72.26.

The graph below shows the closing value of NIKE, Inc. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

NIKE, Inc. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-22

Citigroup Global Markets Holdings Inc.

Information About NVIDIA Corporation

NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings whose full-stack includes the CUDA programming model that runs on all of its graphics processing units (GPUs), as well as domain-specific software libraries, software development kits and Application Programming Interfaces and whose data-center-scale offerings include compute and networking solutions that can scale to tens of thousands of GPU-accelerated servers interconnected to function as a single giant computer. The underlying shares of NVIDIA Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 000-23985 through the SEC’s website at http://www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of NVIDIA Corporation trade on the Nasdaq Global Select Market under the ticker symbol “NVDA.”

We have derived all information regarding NVIDIA Corporation from publicly available information and have not independently verified any information regarding NVIDIA Corporation This pricing supplement relates only to the notes and not to NVIDIA Corporation We make no representation as to the performance of NVIDIA Corporation over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. NVIDIA Corporation is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of NVIDIA Corporation on February 12, 2025 was $131.14.

The graph below shows the closing value of NVIDIA Corporation for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

NVIDIA Corporation – Historical Closing Values January 2, 2015 to February 12, 2025

PS-23

Citigroup Global Markets Holdings Inc.

Information About Starbucks Corporation

Starbucks Corporation is a roaster, marketer and retailer of specialty coffee. The underlying shares of Starbucks Corporation are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Starbucks Corporation pursuant to the Exchange Act can be located by reference to the SEC file number 000-20322 through the SEC’s website at http://www.sec.gov. In addition, information regarding Starbucks Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Starbucks Corporation trade on the NASDAQ Global Select Market under the ticker symbol “SBUX.”

We have derived all information regarding Starbucks Corporation from publicly available information and have not independently verified any information regarding Starbucks Corporation. This pricing supplement relates only to the notes and not to Starbucks Corporation. We make no representation as to the performance of Starbucks Corporation over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Starbucks Corporation is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Starbucks Corporation on February 12, 2025 was $113.04.

The graph below shows the closing value of Starbucks Corporation for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Starbucks Corporation – Historical Closing Values January 2, 2015 to February 12, 2025

PS-24

Citigroup Global Markets Holdings Inc.

Information About Tesla, Inc.

Tesla, Inc. designs, manufactures and sells electric vehicles and energy generation and storage systems, and offers services related to its products. The underlying shares of Tesla, Inc. are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-34756 through the SEC’s website at http://www.sec.gov. In addition, information regarding Tesla, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Tesla, Inc. trade on the Nasdaq Global Select Market under the ticker symbol “TSLA.”

We have derived all information regarding Tesla, Inc. from publicly available information and have not independently verified any information regarding Tesla, Inc. This pricing supplement relates only to the notes and not to Tesla, Inc. We make no representation as to the performance of Tesla, Inc. over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Tesla, Inc. is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Tesla, Inc. on February 12, 2025 was $336.51.

The graph below shows the closing value of Tesla, Inc. for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Tesla, Inc. – Historical Closing Values January 2, 2015 to February 12, 2025

PS-25

Citigroup Global Markets Holdings Inc.

Information About Wells Fargo & Company

Wells Fargo & Company is a financial services company that provides a set of banking, investment and mortgage products and services, as well as consumer and commercial finance, to individuals, businesses and institutions. The underlying shares of Wells Fargo & Company are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Wells Fargo & Company pursuant to the Exchange Act can be located by reference to the SEC file number 001-02979 through the SEC’s website at http://www.sec.gov. In addition, information regarding Wells Fargo & Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of Wells Fargo & Company trade on the New York Stock Exchange under the ticker symbol “WFC.”

We have derived all information regarding Wells Fargo & Company from publicly available information and have not independently verified any information regarding Wells Fargo & Company. This pricing supplement relates only to the notes and not to Wells Fargo & Company. We make no representation as to the performance of Wells Fargo & Company over the term of the notes.

The notes represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Wells Fargo & Company is not involved in any way in this offering and has no obligation relating to the notes or to holders of the notes.

Historical Information

The closing value of Wells Fargo & Company on February 12, 2025 was $79.25.

The graph below shows the closing value of Wells Fargo & Company for each day such value was available from January 2, 2015 to February 12, 2025. We obtained the closing values from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing values shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take historical closing values as an indication of future performance.

Wells Fargo & Company – Historical Closing Values January 2, 2015 to February 12, 2025

PS-26

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations

Prospective investors should note that the section entitled “United States Federal Tax Considerations” in the accompanying product supplement does not apply to the notes issued under this pricing supplement and is superseded by the following discussion.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments,” and the remaining discussion is based on this treatment.

If you are a U.S. Holder (as defined in the accompanying prospectus supplement), you will be required to recognize interest income during the term of the notes at the “comparable yield,” which generally is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. We are required to construct a “projected payment schedule” in respect of the notes representing a payment the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield. Assuming you hold the notes until their maturity, the amount of interest you include in income based on the comparable yield in the taxable year in which the notes mature will be adjusted upward or downward to reflect the difference, if any, between the actual and projected payment on the notes at maturity as determined under the projected payment schedule.

Upon the sale, exchange or retirement of the notes prior to maturity, you generally will recognize gain or loss equal to the difference between the proceeds received and your adjusted tax basis in the notes. Your adjusted tax basis will equal your purchase price for the notes, increased by interest previously included in income on the notes. Any gain generally will be treated as ordinary income, and any loss generally will be treated as ordinary loss to the extent of prior interest inclusions on the note and as capital loss thereafter.

We have determined that the comparable yield for a note is a rate of %, compounded semi-annually, and that the projected payment schedule with respect to a note consists of a single payment of $ at maturity.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the notes.

Non-U.S. Holders. Subject to the discussions below regarding Section 871(m) and in “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” and “—FATCA” in the accompanying prospectus supplement, if you are a Non-U.S. Holder (as defined in the accompanying prospectus supplement) of the notes, under current law you generally will not be subject to U.S. federal withholding or income tax in respect of any payment on or any amount received on the sale, exchange or retirement of the notes, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements. See “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement for a more detailed discussion of the rules applicable to Non-U.S. Holders of the notes.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Notes”) or indices that include Underlying Notes. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more Underlying Notes, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an Internal Revenue Service (“IRS”) notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on the terms of the notes and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the notes should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Note and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the notes under Section 871(m) will be made as of the pricing date for the notes, and it is possible that the notes will be subject to withholding under Section 871(m) based on the circumstances as of that date.

A determination that the notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

If withholding tax applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying prospectus supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the notes.

PS-27

Citigroup Global Markets Holdings Inc.

You should also consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the notes and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the notes, is acting as principal and will receive an underwriting fee of $14.00 for each security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $14.00 for each security they sell.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Notes

CGMI calculated the estimated value of the notes set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the notes by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the notes, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the notes (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the notes prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the notes is a function of the terms of the notes and the inputs to CGMI’s proprietary pricing models.  As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the notes will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the notes, the price, if any, at which CGMI would be willing to buy the notes from investors, and the value that will be indicated for the notes on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the notes. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the notes from investors at any time.  See “Summary Risk Factors—The notes will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

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PS-28